CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of M-Systems Flash Disk Pioneers Ltd. (the "Company"), and to the incorporation by reference therein of our report dated January 19, 2005, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

KOST, FORER GABBAY & KASIERER	Tel-Aviv, Israel
A Member of Ernst & Young Global	October 28, 2005

__1__